EXECUTION COPY

AMENDMENT, WAIVER, AND TERMINATION OF
TAX PROTECTION AGREEMENT
(Magnolia Glen—Legacy)

THIS AMENDMENT, WAIVER, AND TERMINATION OF TAX PROTECTION AGREEMENT (this “Agreement”) is made and entered into as May 28, 2015 by and among LANDMARK APARTMENT TRUST, INC., a Maryland corporation (the “REIT”), LANDMARK APARTMENT TRUST HOLDINGS, L.P., a Virginia limited partnership (the “Partnership”), and LEGACY GALLERIA LLC, a Delaware limited liability company (the “Contributor”).
WHEREAS, the REIT, the Partnership, and the Contributor are parties to a Tax Protection Agreement, dated as of October 19, 2012 (the “Original TPA”), in connection with the contribution (the “Contribution”) by Contributor to the Partnership of its limited liability company interest in Landmark Grand at Galleria, LLC, a Delaware limited liability company (“Galleria LLC”), in exchange for common partnership units of limited partnership interest in the Partnership (“OP Units”);
WHEREAS, Galleria LLC has entered into a Purchase and Sale Agreement and Joint Escrow Instructions, dated January 28, 2015 (the “PSA”), pursuant to which Galleria LLC would dispose of substantially all of its assets, including the residential community known as “Magnolia Glen” (the “Magnolia Glen Transaction”) either in a taxable sale or, at Galleria LLC’s election, as part of a 1031 like-kind exchange;
WHEREAS, if the Magnolia Glen Transaction is consummated as a taxable sale, the Partnership would become liable for certain payments (the “Tax Protection Payments”) to the Contributor, as the Protected Partner (as defined in the Original TPA), pursuant to the Original TPA;
WHEREAS, the Contributor is willing to waive any entitlement to receive the Tax Protection Payments in connection with the Magnolia Glen Transaction and to agree to the termination of the Original TPA on the terms and conditions set forth herein; and
WHEREAS, capitalized terms used herein that are not otherwise defined herein shall have the meanings given to such terms in the Original TPA.
NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:
1.Amendment, Waiver, and Termination of Original TPA. The Parties hereby agree that the Original TPA is hereby amended as follows:
(a)    Subject to the conditions set forth in Section 1(b), (i)  none of the Contributor or any of its successors, assigns, or Indirect Owners shall be entitled to receive, and the Contributor hereby waives any entitlement or right to receive, any Tax Protection Payment pursuant to Article 3 or any other provision of the Original TPA as a result of the closing of the Magnolia Glen Transaction as a taxable transaction under the PSA and (ii) the Original TPA shall automatically terminate and be of no further effect upon the occurrence of such closing and the satisfaction of such conditions.

(b)    The waiver by Contributor of its right, if any, to receive any Tax Protection Payment as a result of the closing of the Magnolia Glen Transaction as a taxable transaction under the PSA and the termination of the Original TPA shall be subject to satisfaction of the following conditions:
(i)    closing of the Magnolia Glen Transaction as a taxable transaction under the PSA;
(ii)    redemption by the Partnership of 1,340,966 OP Units in exchange for a payment in cash at a redemption price of $8.15/OP Unit for a total redemption price of $10,928,872.90 (as such number of OP Units and such redemption price may be adjusted as a result of any split or combination of the OP Units by the Partnership); and
(iii)    payment by the Partnership to the Contributor of all principal and accrued interest owing under that certain promissory note dated October 19, 2012, issued in connection with the Contribution with an original principal balance of $500,000.00 (as such note may heretofore have been modified, the “Legacy Note”), in exchange for delivery by the Contributor of the original Legacy Note.
2.    No Further Amendment. Except as amended by Sections 1(a) and 1(b), the Original TPA remains in full force and effect until it terminates in accordance with its terms, as amended hereby.
3.    Representations and Warranties
(a)    The REIT and the Partnership hereby represent to each of the Contributor as follows:
(i)    Each of the REIT and the Partnership has the requisite corporate or partnership (as the case may be) power and authority to enter into this Agreement and to perform its respective obligations hereunder.
(ii)    The execution and delivery of this Agreement by each of the REIT and the Partnership and the performance of each of its respective obligations hereunder have been duly authorized by all necessary corporate or partnership (as the case may be) action on the part of each of the REIT and the Partnership.
(iii)    This Agreement has been duly executed and delivered by each of the REIT and the Partnership and constitutes a valid and binding obligation of each of the REIT and the Partnership, enforceable against each of the REIT and the Partnership in accordance with its terms, except as such enforcement may be limited by (i) applicable bankruptcy or insolvency laws (or other laws affecting creditors' rights generally) or (ii) general principles of equity.
(iv)    The execution and delivery of this Agreement by each of the REIT and the Partnership do not, and the performance by each of its respective obligations hereunder will not, conflict with, or result in any violation of any agreement applicable to the REIT or the Partnership, other than any such conflicts or violations that would not materially adversely affect the performance by the REIT and the Partnership of their obligations hereunder.
(b)    The Contributor hereby represents and warrants to the REIT and the Partnership as follows:

(i)    The Contributor has the limited liability company power and authority to enter into this Agreement and to perform its respective obligations hereunder.
(ii)    The execution and delivery of this Agreement by the Contributor and the performance of each of its obligations hereunder have been duly authorized by all necessary limited liability company action on the part of the Contributor.
(iii)    This Agreement has been duly executed and delivered by the Contributor and constitutes a valid and binding obligation of the Contributor, enforceable against the Contributor in accordance with its terms, except as such enforcement may be limited by (i) applicable bankruptcy or insolvency laws (or other laws affecting creditors' rights generally) or (ii) general principles of equity.
(iv)    The execution and delivery of this Agreement by the Contributor do not, and the performance by each of its respective obligations hereunder will not, conflict with, or result in any violation of any agreement applicable to the Contributor, other than any such conflicts or violations that would not materially adversely affect the performance by the Contributor of its obligations hereunder.
(v)    All of the OP Units issued to the Contributor in connection with the Contribution are held by the Contributor. The Contributor has not assigned any of its rights under the Original TPA to any person or entity, has not provided a notice of assignment of the Original TPA to the Partnership or the REIT, and continues to be the sole Protected Partner thereunder and has the authority to amend the Original TPA and waive its rights thereunder, as provided in this agreement, without obtaining the consent of any other person.
(vi)    The Contributor is the sole holder of the Legacy Note and has not assigned any of its rights thereunder to any other person or entity.
4.    Miscellaneous
(a)    Additional Actions and Documents. Each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver, and file or cause to be executed, delivered and filed such further documents, and will obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.
(b)    Assignment. No party hereto shall assign its rights or obligations under this Agreement, in whole or in part, except by operation of law, without the prior written consent of the other parties hereto, and any such assignment contrary to the terms hereof shall be null and void and of no force and effect.
(c)    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Contributor and its successors and permitted assigns, whether so expressed or not. This Agreement shall be binding upon the REIT, the Partnership, and any entity that is a direct or indirect successor, whether by merger, transfer, spin-off or otherwise, to all or substantially all of the assets of either the REIT or the Partnership (or any prior successor thereto as set forth in the preceding portion of this sentence.

(d)    Modification; Waiver. No failure or delay on the part of any party hereto in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and not exclusive of any rights or remedies which they would otherwise have. No modification or waiver of any provision of this Agreement, nor consent to any departure by any party therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.
(e)    Captions. The Section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.
(f)    Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:
(i)if to the Partnership or the REIT, to:
Landmark Apartment Trust, Inc.
4901 Dickens Road, Suite 101
Richmond, Virginia 23230
Fax: (804) 237-1345
Attn: Stanley J. Olander, Jr.
(ii)if to the Contributor, to the address on file with the Partnership.
Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be hand delivered, sent, mailed, telecopied or telexed in the manner described above, or which shall be delivered to a telegraph company, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or (with respect to a telecopy or telex) the answer back being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.
(g)    Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. This Agreement may be executed by facsimile signature or in portable document format (PDF).

(h)    Governing Law. The interpretation and construction of this Agreement, and all matters relating thereto, shall be governed by the laws of New York, without regard to the choice of law provisions thereof.
(i)    Consent to Jurisdiction; Enforceability.
(i)    This Agreement and the duties and obligations of the parties hereunder shall be enforceable against any of the parties in the courts of New York, New York. For such purpose, each party hereto and the Protected Partners hereby irrevocably submits to the nonexclusive jurisdiction of such courts and agrees that all claims in respect of this Agreement may be heard and determined in any of such courts.
(ii)    Each party hereto hereby irrevocably agrees that a final judgment of any of the courts specified above in any action or proceeding relating to this Agreement shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(j)    Severability. If any part of any provision of this Agreement shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Agreement.
(k)    Entire Agreement. This Agreement and the documents and instruments delivered and to be delivered hereunder constitute the entire agreement of the parties and their respective affiliates and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.
(l)    Costs of Disputes. Except as otherwise expressly set forth in this Agreement, the nonprevailing party in any dispute arising hereunder shall bear and pay the costs and expenses (including, without threshold, reasonable attorneys' fees and expenses) incurred by the prevailing party or parties in connection with resolving such dispute.
(m)    Other. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.
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IN WITNESS WHEREOF, the parties have caused this Amendment, Waiver, and Termination of Tax Protection Agreement to be executed by their respective officers, general partners, members, managers, or authorized signatories, each thereunto duly authorized, as of the date first written above.

LANDMARK APARTMENT TRUST, INC.

By: /s/ Stanley J. Olander, Jr.
Name: Stanley J. Olander, Jr.
Title: Chief Executive Officer

LANDMARK APARTMENT TRUST HOLDINGS, LP

By: Landmark Apartment Trust, Inc., a Maryland corporation, its General Partner

By: /s/ Stanley J. Olander, Jr.
Name: Stanley J. Olander, Jr.
Title: Chief Executive Officer

LEGACY GALLERIA LLC

By: /s/ David St. Pierre
David St. Pierre,
its Chief Executive Officer

Signature Page of Amendment, Waiver, and Termination of Tax Protection Agreement
(Legacy Galleria)